Exhibit 5.1

Sichenzia Ross Friedman Ference LLP
61 BROADWAY, 32 nd FL.  NEW YORK NY 10007
TEL  212 930 9700   FAX  212 930 9725

July 6, 2009

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

 RE:                      Vanity Events Holding, Inc.
                                          Post-Effective Amendment to
 Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned Post-Effective Amendment to the registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Vanity Events Holding, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration of up to 2,747,777 shares of the Company's common stock.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized, legally and validly issued and outstanding, fully paid and non-assessable under the laws of the State of Delaware , including statutory provisions, all applicable provisions under the Delaware state constitution, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

By:	/s/ SICHENZIA ROSS FRIEDMAN FERENCE LLP
SICHENZIA ROSS FRIEDMAN FERENCE LLP